UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 10, 2016

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NEWFIELD EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)
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Delaware	1-12534	72-1133047
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

4 Waterway Square Place, Suite 100
The Woodlands, Texas 77380
(Address of principal executive offices)

Registrant’s telephone number, including area code: (281) 210-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05    Costs Associated with Exit or Disposal Activities.

On May 10, 2016, Newfield Exploration Company (the “Company”) announced plans to consolidate its operating functions to its headquarters in The Woodlands, Texas which will result in a significant reduction of employees located in its Tulsa, Oklahoma office. The consolidation is expected to improve business and cost efficiencies in operations and margins in today’s continuing low commodity price environment. The Company also notified employees of a broader reorganization expected to affect its headquarters and certain Company field offices. The consolidation and reorganization will involve employee relocations and workforce reductions. The consolidation and reorganization are expected to be substantially completed by the end of the third quarter of 2016. The Company currently estimates that one-time charges associated with the consolidation and reorganization will be approximately $30 to $36 million, consisting primarily of severance payments of approximately $18 to $23 million.

Each range of charges is an estimate. The actual charges may vary based on various factors including the number of employees who accept positions involving relocation.

This current report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “may,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “should,” “will,” “predict,” “guidance,” “potential” or other similar expressions are intended to identify forward-looking statements. Other than historical facts included in this Form 8-K, all information and statements, including but not limited to information regarding the proposed consolidation and reorganization, are forward-looking statements. Forward-looking statements provide the Company’s current expectations, beliefs or forecasts of future events, particularly with regard to anticipated charges and cash expenditures related to the proposed consolidation and reorganization. You should read these statements carefully because they involve substantial risks and uncertainties, which could cause actual results to differ materially from the results expressed in, or implied by, such forward-looking statements. No assurance, however, can be given that such expectations will prove to have been correct. For more information, please see “Risk Factors” in the Company’s 2015 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other public filings and press releases. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWFIELD EXPLORATION COMPANY

Date: May 10, 2016	By:	/s/ Timothy D. Yang
Timothy D. Yang
General Counsel and Corporate Secretary

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